Exhibit 99.4

Q3 Interim report
at 30 September 2014

Unaudited Consolidated
Condensed Interim
financial statement
as at September 30, 2014

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

Unaudited Consolidated Income Statement for the first nine months of 2014

(million euro)	Nine months ended 2014 Unaudited	Nine months ended 2013 Unaudited

Revenue	1,885.2	1,967.0
Cost of sales	(1,425.1)	(1,502.7)
Selling and distribution expenses	(326.1)	(336.2)
General and administrative expenses	(75.7)	(85.5)
Operating profit	58.3	42.5

Net finance costs	(20.3)	(19.9)
Foreign exchange losses	(20.1)	(12.1)
Fees and other net financial expenses	(3.2)	(3.7)
Share of profit (losses) of associates and other	0.1	0.0
Profit before tax	14.8	7.0

Income taxes	(11.0)	(15.1)

Profit for the year	3.8	(8.2)

Attributable to the owners of the Parent	3.8	(8.2)
Attributable to non-controlling interests	0.0	(0.0)

Basic earnings per share (euro)	0.03	(0.1)
Diluted earnings per share (euro)	0.03	(0.1)

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

Unaudited Consolidated Statement of Comprehensive Income for the first nine months of 2014

(million euro)	Nine months ended 2014 Unaudited	Nine months ended 2013 Unaudited

Profit for the year (A)	3.8	(8.2)

Net other comprehensive income/(loss) to be reclassified to profit or loss in subsequent periods	20.4	(54.6)

Gain / (loss) on cash flow hedges	11.3	(3.7)
Tax effect	(2.4)	0.5
Total gain / (loss) on cash flow hedges	8.9	(3.2)

Total gain / (loss) arising from translation of foreign operations	11.5	(51.4)

Net other comprehensive loss not to be reclassified to profit or loss in subsequent periods	(0.9)	0.4

Remeasurement gains/(losses)	(1.4)	0.6
Tax effect	0.5	(0.2)
Total remeasurement gains/(losses)	(0.9)	0.4

Total other comprehensive income/(loss), net of tax (B)	19.4	(54.2)
Total comprehensive income/(loss) (A+B)	23.2	(62.3)

Attributable to owners of the Parent	23.2	(62.3)
Attributable to non-controlling interests	(0.0)	0.0

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

Unaudited Consolidated Statement of Financial Position as of 30 September 2014

(million euro)	30 September 2014 Unaudited	31 December 2013
Assets
Property, plant and equipment	579.1	615.4
Goodwill and other intangible assets with an indefinite useful life	257.3	240.1
Other intangible assets with a finite useful life	96.3	98.7
Investments in associates	0.5	0.5
Other non-current assets	2.2	2.3
Deferred tax assets	132.2	129.5
Other non-current financial assets	2.0	1.9
Total non-current assets	1,069.6	1,088.3
Inventories	346.1	302.4
Trade receivables	578.4	426.5
Current financial assets	16.7	17.9
Tax receivables	17.2	14.1
Other receivables and current assets	82.4	63.2
Cash and cash equivalents	99.7	330.8
Assets held for sale	—	2.1
Total current assets	1,140.4	1,157.0
Total assets	2,210.0	2,245.4
Equity
Share capital	92.9	92.8
Reserves	(171.5)	(190.9)
Retained earnings	563.3	560.2
Profit attributable to owners of the Parent	3.8	3.2
Equity attributable to owners of the Parent	488.4	465.3
Non-controlling interests	0.0	0.0
Total equity	488.4	465.3
Liabilities
Non-current financial liabilities	334.9	368.6
Employee benefit liabilities	77.4	81.0
Provisions for risks and charges	61.2	56.7
Deferred tax liabilities	32.9	30.5
Other non-current liabilities	17.0	22.6
Total non-current liabilities	523.4	559.5
Current financial liabilities	313.0	307.4
Provisions for risks and charges	48.1	52.3
Trade payables	703.1	738.9
Tax payables	23.3	25.3
Other payables	110.7	96.8
Total current liabilities	1,198.2	1,220.6
Total liabilities	1,721.6	1,780.1
Total equity and liabilities	2,210.0	2,245.4

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

Unaudited Consolidated Cash Flow Statement for the period ended 30 September 2014

(million euro)	Nine months ended 2014 Unaudited	Nine months ended 2013 Unaudited

Profit for the year	3.8	(8.2)
Income taxes	11	15.1
Depreciation and amortisation	76.2	81.4
Other non-monetary income and expenses, net	39.5	17.8
Change in trade receivables	(151.9)	(137.1)
Change in inventories	(43.7)	(50.3)
Change in trade payables	(21.5)	(61.3)
Change in other assets and liabilities	(8.5)	(15)
Taxes paid	(19.4)	(14.5)
Interest paid	(38.1)	(23.3)
Interest received	12.6	11.5
Cash flows from/(used in) operating activities	(139.9)	(183.9)

Purchase of property, plant and equipment	(46.8)	(74.3)
Proceeds from sale of property, plant and equipment	0.2	1.5
Purchase of intangible assets	(17.6)	(19.4)
Proceeds from sale of intangible assets	—	—
Cash flows from/(used in) investing activities	(64.1)	(92.3)

Increase in share capital	—	—
Dividends paid	—	(20.6)
Proceeds from non-current financial liabilities	—	—
Repayments of non-current financial liabilities and bond issue	(12.7)	(13.9)
Change in current and non-current financial liabilities	(14.4)	350.6
Cash flows from/(used in) financing activities	(27.1)	316.1

Net increase/(decrease) in cash and cash equivalent	(231.1)	39.8
Cash and cash equivalents, beginning of year	330.8	142.8
Cash and cash equivalents, end of year	99.7	182.6
Total change in cash and cash equivalents	(231.1)	39.8

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

Unaudited Statement of Changes in Consolidated Equity for the period ended 30 September 2014

(million euro)	Opening Balances (restated)	Other profit/losses, net of tax	Profit for the year	Profit/(losses) recognised directly in equity	Dividends paid	Other movements	Allocation of profit for the year	Reclassification	Total effects of transactions with owners of the Parent	Closing Balances
Consolidated statement of changes in equity as at 30 September 2014
Share capital	92.8	—	—	—	—	0.0	—	—	0.0	92.9
Share premium reserve	35.9	—	—	—	—	—	—	—	—	35.9
Legal Reserve	22.7	—	—	—	—	—	—	—	—	22.7
Translation reserve	(170.5)	11.5	—	11.5	—	—	—	—	—	(159)
Remeasurement reserve	(89.9)	(0.9)	—	(0.9)	—	—	—	—	—	(90.8)
Other reserves	10.8	8.9	—	8.9	—	—	—	—	—	19.7
Retained earnings	560.2	—	—	—	-0.0	—	3.2	—	3.2	563.3
Profit attributable to owners of the Parent	3.2	—	3.8	3.8	—	—	(3.2)		(3.2)	3.8
Equity attributable to owners of the Parent	465.3	19.4	3.8	23.2	-0.0	0.0	—	—	0.0	488.4
Non-controlling interests	0.0	—	0.0	0.0	—	—	—	—	—	0.0
Total equity	465.3	19.4	3.8	23.2	-0.0	0.0	—	—	0.0	488.4

Consolidated statement of changes in equity as at 30 September 2013
Share capital	92.8	—	—	—	—	—	—		—	92.8
Share premium reserve	35.9	—	—	—	—	—	—		—	35.9
Legal Reserve	22.7	—	—	—	—	—	—		—	22.7
Translation reserve	(97.7)	(51.4)	—	(51.4)	—	(12.4)	—		(12.4)	(161.5)
Remeasurement reserve	(79.1)	0.4	—	0.4	—	—	—		—	(78.6)
Other reserves	15	(3.2)	—	(3.2)	—	1.8	—		1.8	13.6
Retained earnings	506.3	—	—	—	(20.6)	12.4	61.7		53.5	558.9
Profit attributable to owners of the Parent	61.7	—	(8.2)	(8.2)	—	—	(61.7)		(61.7)	(8.2)
Equity attributable to owners of the Parent	556.9	(54.2)	(8.2)	(62.3)	(20.6)	1.8	—	—	(18.9)	475.7
Non-controlling interests	0.0	—	(0.0)	-0.0	—	—	—		—	0.0
Total equity	557	(54.2)	(8.2)	(62.3)	(20.6)	1.8	—	—	(18.9)	475.7

Q3 Interim report at September 30th, 2014 - Company bodies

Board of Directors

Chairman
Chief Executive Officer and General	Esther Fatima Berrozpe Galindo
Director

Directors	Marc Robert Bitzer
Davide Castiglioni
Joseph Allen Lovechio
Marco Milani

Board of Statutory Auditors

Chairman	Graziano Visentin
Auditors	Rosalba Casiraghi
Francesco Di Carlo
Indipendent Auditors

Reconta Ernst & Young S.p.A.

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

Notes to the Unaudited Consolidated Condensed
Interim financial statements

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

1. Group structure and activities

_______________

Indesit Company S.p.A. (the “Company” or “Indesit Company”) is an Italian company based in Fabriano (Italy).
The Company and its subsidiaries (the “Group” or “Indesit Group”) are active in the production and sale of white goods, namely household appliances for the cooking sector (cookers, ovens and hobs), the cooling sector (refrigerators and freezers), and the washing sector (washing machines, combined washer-dryers, dryers and dishwashers). From 2013, the Group also sells small domestic appliances.

Indesit identifies the Group as its sole operating segment pursuant to IFRS 8.
Consistent with para. 33 of IFRS 8, information is provided about the geographical areas in which the Group operates.

It should be noted that due to the cyclical nature of the Household Appliance sector, revenues and operating profit are higher in the second half of the year.

2. Approval of the consolidated condensed interim financial statements (unaudited) at 30 September 2014
_______________

The consolidated condensed interim financial statements (unaudited) for the nine-month period ended 30 September 2014 were approved by the Board of Directors on 30 January 2015.

3. Significant events subsequent to period end
_______________

On 14 October 2014, Whirlpool Italia Holdings S.r.l. (“Whirlpool Italia”), a wholly-owned subsidiary of Whirlpool Corporation, completed its acquisition of Indesit Company shares from 1) Fineldo S.p.A. and 2) certain members of the Merloni family pursuant to stock purchase agreements entered into with each in July 2014, which, together with certain other Indesit shares acquired by Whirlpool Corporation in July 2014 and subsequently transferred to Whirlpool Italia, gave Whirlpool Italia ownership of 60.4% of Indesit’s issued share capital. This represented 66.8% of Indesit’s issued and outstanding stock, allowing Whirlpool to control both the ordinary and the extraordinary shareholders’ meetings of Indesit. The aggregate sale price for these share purchases was €758 million.

On 28 November 2014, Whirlpool Italia completed its mandatory tender offer for the remaining outstanding shares of Indesit. Whirlpool Italia received tenders for a number of shares equal to 91.4% of the total shares available for purchase in the mandatory tender offer, increasing Whirlpool Italia’s aggregate ownership interest in Indesit’s issued share capital to 97.4%. The aggregate purchase price

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements for the shares purchased at settlement of the mandatory tender offer was €344.3 million.

Whirlpool Italia acquired the remaining shares of Indesit on 3 December 2014, thereby obtaining a 100% ownership interest in the company, and Indesit delisted from the electronic stock market organized and managed by Borsa Italiana S.p.A. on the same date. The aggregate purchase price for the remaining shares purchased at this date was €32 million.

The change of control triggered the clause, set in the key management personnel agreements, to provision the termination benefit.
The clause relates to three out of five directors/managers with strategic relevancy, considering that 2 out of five left the Company on voluntary decision before the change of control.

Moreover, assumptions, supporting several assets recoverability included in this set of accounts, might be different in the view of the New Shareholder.

4. Accounting Policies

4.1 Basis of presentation
_______________

These unaudited interim consolidated condensed financial statements have been prepared in accordance with International Accounting Standards (IAS) IAS 34 Interim Financial Reporting. The unaudited interim consolidated financial statements for the nine months period ended 30 September 2014 do not include all the information and disclosures required in the consolidated financial statements. They do not include all the information required for annual financial statements and should be read together with the consolidated financial statements as of 31 December 2013. In particular, the unaudited consolidated income statement, the undaudited consolidated statement of comprehensive income, the unaudited consolidated statement of financial position, the unaudited consolidated cash flow statement and the unaudited statement of changes in consolidated equity are presented in extended form, using the formats adopted for the consolidated financial statements at 31 December 2013. The comparative figures for the nine months period ended 30 September 2013 are also unaudited.

Additionally, the following notes are presented in summary form and, accordingly, do not include all the information required for annual financial statements. In particular, as envisaged by IAS 34 in order to avoid repeating the information already published, the explanatory notes relate solely to those elements of the income statement, the statement of comprehensive income, the statement of financial position, the cash flow statement and the statement of changes in equity whose content or change, in terms of nature or amount or because unusual, must be known in order to understand the economic and financial position of the Group. In the opinion of management, the unaudited consolidated condensed interim financial statements as of 30 September 2014 and for the period ended 30 September 2014 and 2013 include all adjustments considered necessary for a fair presentation of the results of the interim periods presented.

The Company has adopted all new IFRS and IFRIC interpretations (collectively “the Standards”) applicable to the Company, that are mandatory for accounting periods beginning on or before 1 January 2014. The adoption of the Standards did not have an impact on the Company’s financial statements.

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

The currency of presentation of the condensed interim consolidated financial statements is the euro, and the financial statement balances are expressed in millions of euro (except where stated otherwise). The condensed interim consolidated financial statements are prepared on an historical cost basis, except for derivative financial instruments, financial assets held for sale and financial instruments classified as available for sale, which are stated at their fair value. They also presume business continuity, which the Group believes to be reasonably certain.
The accounting policies are applied on a consistent basis by all Group companies. The accounting policies adopted for the preparation of the condensed interim consolidated financial statements at 30 September 2014 have also been applied on a consistent basis to all the comparative financial information.

4.2 Accounting estimates
_______________

The preparation of the condensed interim consolidated condensed financial statements involves making assumptions and estimates that affect the value of assets and liabilities and the related explanatory information, as well as the value of contingent assets and liabilities at the reporting date.

These estimates are used to measure the property, plant and equipment and intangible assets subject to impairment, as well as to recognize provisions for doubtful accounts, inventory obsolescence, depreciation and amortization and the write-down of assets, employee benefits, taxation, and risks and charges. The estimates and underlying assumptions are based on historical experience and various other factors believed reasonable at the time.

Estimates and assumptions are reviewed regularly and, if later estimates differ from those made initially, the effects - which obviously cannot be estimated or forecast at this time - are immediately reflected in the income statement. If the changes in estimate relate to both the current and future periods, their effects are reflected in the income statements for the periods concerned.

4.3 Amendments and revised accounting standards applied for the first time by the Group
_______________

Offsetting financial assets and financial liabilities - Amendments to IAS 32
These amendments clarify the meaning of "currently has a legally enforceable right to compensate" and the criterion of compensation in the case of settlement systems (such as central clearing houses) which apply non-simultaneous gross settlement mechanisms. These amendments have had no effect on the financial statements of the Group.

Novation of derivatives and continuation of hedge accounting - Amendments to IAS 39
These amendments allow the continuation of hedge accounting when the novation of a hedge derivative meets certain criteria. These amendments have had no impact as the Group has not replaced its derivatives either in the current year or in prior years.

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

IFRIC 21 Taxes
IFRIC 21 is effective for annual periods beginning on or after 1 January 2014 and applies retrospectively. It is applicable to all payments imposed by law by the Government other than those already covered by other standards (eg IAS 12 income taxes) and those for fines or other penalties for breaches of the law.

The interpretation clarifies that an entity recognizes a liability at the earliest upon occurrence of the event that is related to the payment, in accordance with applicable law. The interpretation also clarifies that the liability matures gradually only if the event to which the payment is related occurs over a period of time provided for by the law.
For payments that are due only on exceeding a certain minimum threshold, the liability is recorded only on reaching this threshold. The interpretation requires these principles to be applied also to interim financial statements.

Additional information on the recoverable value of non-financial assets - Amendments to IAS 36
These amendments remove the consequences inadvertently introduced by IFRS 13 about the disclosures required by IAS 36. Moreover, these changes require information on the recoverable amount of the asset or CGU to which was recognized during the year or "reversed" impairment (impairment losses).

5. Reclassifications
_______________

In 2013, the current and the non-current portions of the tax credits relating to the Polish Special Economic Zone (incentives for the construction of factories) have been reallocated among the deferred tax assets, with an according reclassification of the opening financial position.

It should also be noted that, in order to provide a better economic representation, the costs of installation and the special consumption tax referring to the Turkish market have been reclassified within the income statement.

The increase in sales and cost of sales for the SCT, in relation to the first two quarters of 2013, respectively, equal to 1.4 million euro and 2.0 million euro.

The decrease in cost of sales and the increase in selling and distribution expenses for the cost of installation, in relation to the first two quarters of 2013 amounted respectively to 0.5 million euro and 0.8 million euro.

6. Operating segments
_______________

Indesit Company identifies the Group as its sole operating segment.

Consistent with IFRS 8 para. 33, the following information is provided about the geographical areas in which the Group operates:

Western Europe Area1;

Eastern Europe Area2;

International Area3.

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

Segment revenue is calculated based on the final destination of the products and segment results take account of all expenses that can be directly allocated to the geographical areas concerned. The costs not allocated to geographical areas include non-recurring industrial charges and corporate costs. Similarly, financial income and expenses and taxation are not allocated to the various geographical areas.
Except for trade receivables, assets, liabilities and investments are not allocated to geographical areas and are examined by senior management on a combined basis.
The trade receivables allocated to geographical areas and reviewed by the most senior decision makers comprise those deriving from the sale of finished products. They do not include receivables deriving from providing services (with the exception of UK service activities), advances to suppliers or the effects of any disposals of receivables.
The following tables present the Group's operating information analyzed by geographical area based on the final destination of the products.

Analysis by operating segment at 30 September 2014

Sept. 30th, 2014	Western Europe	Eastern Europe	International	Costs not allocated	Total (million euro)
Total revenue	1,126.9	631.5	126.8	0.0	1,885.2
Operating Costs	(1,049.4)	(600.1)	(108.4)	(68.9)	(1,826.9)
Operating Profit	77.5	31.4	18.4	(68.9)	58.3

Analysis by operating segment at 30 September 2013

Sept. 30th, 2013	Western Europe	Eastern Europe	International	Costs not allocated	Total (million euro)
Total revenue	1,095.8	756.6	114.6	0.0	1,967.0
Operating Costs	(1,046.3)	(717.3)	(101.2)	(59.7)	(1,924.4)
Operating Profit	49.4	39.4	13.0	(59.7)	42.5

_________________________________

[1]	This includes: Italy, the UK and Ireland, France, the Netherlands, Spain, Portugal, Germany, Austria, Switzerland, Benelux, Scandinavia.

[2]
This includes: Russia and the Asian Republics, Belarus, Kazakhstan, Poland, Ukraine, Moldova, Czech Republic, Hungary, Romania, Greece, the Baltic States, Caucasian Republics, Slovak Republic, Turkey, Bulgaria and the Balkans.

[3]	This includes all other non-European markets.

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

7. Notes to the consolidated income statement, statement of financial position and cash flow statement
_______________

7.1. Revenue
Revenue is analyzed as follows:

(million euro)	September 30, 2014	September 30, 2013	change %
Revenue from finished products	1,720.6	1,806.9	(4.8)%
Revenue from service operations	164.5	160.0	2.8%
Total Revenue	1,885.2	1,966.9	(4.2)%

Revenue from the provision of services relates to services provided to customers (transport) and end consumers (after-sales maintenance), to the sale of extended warranties beyond the legal minimum period, and to the sale of spare parts.

7.2. Operating profit
Operating profit is analyzed below by type of cost:

(million euro)	30 September 2014	30 September 2013
Revenue	1,885.2	1,967.0
Change in the inventories of finished products	52.6	68.0
Purchase of raw materials. components, materials and change in inventories	(1,125.5)	(1,196.9)
Services	(355.8)	(359.4)
Payroll costs	(313.8)	(324.6)
Depreciation and amortization	(76.2)	(81.4)
Other income and expenses	(8.2)	(30.0)
Operating profit	58.3	42.5

(million euro)	Cost of sales	Selling and distribution expenses	General and administrative expenses	September 2014
Restructuring expenses	(3.1)	(0.5)	(0.7)	(4.4)
Other non-recurring income and expenses	(1.6)	0.0	0.0	(1.7)
Total non-recurring income and expenses	(4.7)	(0.6)	(0.8)	(6.0)

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

(million euro)	Cost of sales	Selling and distribution expenses	General and administrative expenses	September 2013
Restructuring expenses	(0.6)	(3.4)	(11.5)	(15.5)
Other non-recurring income and expenses	(2.0)	0.0	5.2	3.2
Total non-recurring income and expenses	(2.6)	(3.4)	(6.3)	(12.3)

7.3. Income tax
In the first nine months of 2014 the income tax was 11.0 million euro, compared to 15.1 million euro in the comparable prior period.

7.4. Property, plant and equipment
It should be noted that the acquisition of Manisa Washing Plant as a significant acquisition and the write off related to the South Industrial Site.
In this period no Impairments occurred for intangible assets.

7.5. Inventories

Inventories are analyzed as follows:

(milioni di Euro)	30 September 2014	31 December 2013
Raw materials	98.2	108.5
Obsolescence provision	(1.9)	(2.1)
Total raw materials	96.3	106.4
Finished products and semi–finished products	229.0	179.4
Obsolescence provision	(7.1)	(10.6)
Total finished products and semi–finished products	221.9	168.8
Spare parts	30.0	29.3
Obsolescence provision	(2.1)	(2.1)
Total spare parts	27.9	27.2
Total inventories	346.1	302.4

Inventories have increased overall by 43.7 million euro since 31 December 2013.
In particular, the change in inventories of finished products since 31 December 2013 reflects differences in the different mix of sales and sales forecasts in the various markets where the Group operates.

The provision for inventories at 30 September 2014 totals 11.1 million euro (14.8 million euro at 31 December 2013), following net provisions during the period of 3.7 million euro.

7.6. Trade receivables

Trade receivables comprise amounts due from customers as a result of commercial transactions and the provision of services, stated net of the allowance for doubtful accounts. The allowance for doubtful accounts totals 29.5 million euro at 30 September 2014, compared to 26.7 million euro at 31 December 2013.

14

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

(million euro)	30 September 2014	31 December 2013
Trade receivables	607.9	453.2
Allowance for doubtful accounts	(29.5)	(26.7)
Net trade receivables	578.4	426.5

7.7. Other receivables and current assets

The Group as a result of the revision of the invoice flows and the evolution of functional and risk profiles of the various companies of the group, has adopted a new transfer pricing policy to adjust intercompany transactions and ensure that these continue to be regulated at market conditions. Such new transfer pricing policy caused a concentraction of purchases on the Parent company then an increase of VAT receivables occurred.

7.8. Equity attributable to the Group

Share capital is analyzed below inclusive of the treasury shares held:

Description	Shares at the end of the period
	Number	Eur
Ordinary Shares	114,176,966	102,759,270
Total	114,176,966	102,759,270

The description of, changes in and restrictions applying to the principal equity reserves are described below. The detailed analysis of these changes is presented in a separate schedule.

Reserves:
The share premium reserve amounts to 35.9 million euro.

The legal reserve, 22.7 million euro, reflects allocation of 5% of the Parent Company's net profit each year.

The cumulative translation adjustment or translation reserve is negative by 159.0 million euro, reflecting the exchange differences arising on the translation of foreign currency financial statements. The net reduction in the negative translation reserve during the first nine months of 2014 was 11.5 million euro.

The negative remeasurement reserve amounts to 90.8 million euro.

Other reserves amounted to 19.7 million euro consisting mainly of reserves relating to contributions on account of capital (art. 14 Law 64/68, Law 488/92, Law 308/82, Law 218/78 Law 219/81).

Retained earnings amount to 563.3 million euro and have increased by 3.2 million euro on allocation of the parent company's net profit for 2013.

With reference to the amounts reported in the Consolidated statement of comprehensive income, the cash flow reserve, increased by 8.8 million euro as compared to 31 December 2013.

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

7.9. Net financial indebtedness

The net financial indebtedness of the Group is analyzed below:

(million euro)	30 September 2014	31 December 2013
Current financial assets	16.7	17.9
Cash and cash equivalents	99.7	330.8
Banks and other financial payables	(313.0)	(307.4)
Net financial indebtedness position - short term	(196.6)	41.3
Medium/long-term financial payables	(334.9)	(368.6)
Net financial position (*)	(531.5)	(327.4)
Other non-current financial assets	2.0	1.9
Net financial indebtedness	(529.5)	(325.5)

7.10 Current financial assets
Current financial assets include the fair value adjustment of derivative financial instruments, 11.5 million euro at 30 September 2014, compared to 10.7 million euro at 31 December 2013, and other current financial receivables, 5.2 million euro at 30 September 2014, compared to 8.1 million euro as of 31 December 2013.

7.11 Cash and cash equivalents

Cash and cash equivalents include bank and postal deposits, as well as checks and other amounts on hand. The changes in liquidity during the year are analyzed in the consolidated cash flow statement.
This caption includes liquidity of 36.7 million euro held by the vehicle companies for the securitization that will be used to settle the financial payables (classified as current financial liabilities) arising under the program.

7.12 Current financial payables

Current financial payables comprise amounts due within one year.
The current portion of bank loans and borrowings comprises bank overdrafts, the draw down against revolving lines of credit and other short-term advances in various forms.
The short-term advances for securitization relate to the amounts payable for securities issued as part of the securitization program.

7.13 Medium/long-term financial payables

The medium/long-term financial payables are analyzed as follows:

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

(million euro)	30 September 2014	31 December 2013
Bonds	0.0	19.6
Due to bank and other financial backers	37.9	52.7
Eurobond	297.0	296.4
Total	334.9	368.6

As already discussed in the Report on operations, it is noted that the bond was fully repaid during the first nine months of 2014.

The Eurobond, denominated in euro, relates to a loan subscribed for by institutional investors that is listed in Luxembourg.

Further information about the cross currency swap is provided in note 9 on financial instruments.

Medium/long-term financial payables are analyzed by maturity in the following table:

	Medium/long-term financial payables
		2015	2016	2017	2018	TOTAL
EUROBOND	297.0	0.0	0.0	0.0	297.0	297.0
DUE TO BANKS AND OTHER FINANCIAL PAYABLES	37.9	0.0	12.5	12.8	12.8	37.9
Total	334.9	0.0	12.5	12.8	309.8	334.9

Among other obligations, the bonds and the committed bank loans require compliance with certain financial covenants.

In addition to the financial covenants, the committed lines of credit require Indesit Company S.p.A. and, in certain cases, a number of Group companies to comply with other affirmative and negative covenants that are consistent with market standards for transactions of a similar nature, amount, maturity and risk profile.

Failure to comply with these covenants would, following the elapse of a given period of time available to correct such non-compliance, give the counterparts a right to require the early repayment of the related borrowings. The above parameters are monitored constantly by the Group and, as of 30 September 2014, all the covenants have been respected.

7.14. Employee benefits

Employee benefits reflect the provisions recorded for such post-employment benefits as severance indemnities (TFR) and pensions.
This caption consists solely of the liability for defined benefit plans: these plans principally relate to the TFR accrued by Italian companies up to 31 December 2006, 38.3 million euro; the pension funds of the UK companies, 36.7 million euro, and other smaller plans, 4.5 million euro.

7.15. Provisions for risks and charges

The provisions for risks and charges increased by 0.3 million euro from 109.0 million euro at 31 December 2013 to 109.3 million euro during the first nine months of 2014.

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

7.16. Other non-current liabilities

Other non-current liabilities principally relate to deferred grants from the State and other bodies.

Deferred Italian government grants totaling 0.4 million euro (0.5 million euro) were credited to the income statement for the period, together with deferred Polish government grants amounting to 2.2 million euro (3.4 million euro).

7.17. Other payables

Other payables amounted to 110.7 million euro as of 30 September 2014 compared to 109.8 as of 30 September 2013.

7.18. Net results, Income tax, Depreciation, Payment of income tax

Net results, income taxes and depreciation, all non-monetary items.

The provision for income taxes recorded in the first nine months of 2014 totaled 11.0 million euro, while payments of 19.4 million euro have been made to settle the residual amount due for the prior year and make tax advances. The amounts due are determined with reference to tax regulations in the various countries in which the Group operates.

7.19. Acquisition of intangible assets

The cash flows arising from investment in intangible assets relate to the purchase of licenses and software, and the capitalization of development costs. The cash flows generated (absorbed) by investing activities include the amounts capitalized since these involve payments for the related internal costs incurred (mainly payroll). These payments essentially reflect the costs capitalized during the year.

7.20. Dividends paid

No dividends were paid to holders of ordinary shares.

7.21. Repayments of medium/long-term financial payables and bonds

The repayments of other medium/long-term financial payables relate to loans from banks and other providers of finance. The repayment of 12.7 million euro refers to the current portion of the principal on above loans.

7.22. Change in
current financial payables

The change in current financial payables includes the change in short-term bank loans since this represents a technical form of short-term borrowing. No new loans were arranged during the period ended 30 September 2014.

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

8. Financial instruments

8.1 Management of financial risks

The Group is exposed to the following principal financial risks deriving from operations:

•	liquidity risk (availability and access to financial resources);

•	market risk (exchange rates, interest rates, commodity prices);

•	credit risk (with commercial and financial counterparts).

Liquidity, market and financial counterpart credit risks are managed by the Central Treasury Department in accordance with the Group Treasury Policy approved by the Board of Directors. Group strategy is to minimize the exposure to risk and, accordingly, it is forbidden to take positions that might generate risks that are not strictly correlated with normal business activities (e.g. transactions in currencies other than the functional currencies).

Credit risk related to commercial counterparts is managed by a Group credit policy which defines:

•
the principles underlying credit assessment and the procedures for establishing specific credit limits in each geographical area or country in which the Group works, and the credit control methodology applied;

•
the levels of authority for granting credit, based on the progressive involvement of market, commercial area and corporate managers (up to CFO and CEO), in proportion to the increasing amount of credit granted and risk incurred.

As required by IFRS 7, the following qualitative and quantitative information is provided about the impact of these risks on the Group.

Q3 Interim report at 30 September 2014 –Unaudited Consolidated Condensed Interim financial statements

With regard to the various market risks, the quantitative data from the sensitivity analyses has no value for forecasting purposes and cannot reflect the complexity of the market reactions correlated with each change in the assumptions made.